EXECUTION COPY

AMENDMENT, WAIVER, AND TERMINATION OF
TAX PROTECTION AGREEMENT
(Magnolia Glen—ENA and JLCo)

THIS AMENDMENT, WAIVER, AND TERMINATION OF TAX PROTECTION AGREEMENT (this “Agreement”) is made and entered into as May 28, 2015 by and among LANDMARK APARTMENT TRUST, INC., a Maryland corporation (the “REIT”), LANDMARK APARTMENT TRUST HOLDINGS, L.P., a Virginia limited partnership (the “Partnership”), ELCO LANDMARK AT BIRMINGHAM MANAGEMENT, LLC, a Delaware limited liability company (the “Contributor”), ELCO LANDMARK RESIDENTIAL HOLDINGS LLC, a Delaware limited liability company (“ELRH”), ELCO NORTH AMERICA INC., a Delaware corporation (“ENA”), JLCO, LLC, a Florida limited liability company (“JLCo”) and the persons named on Exhibit B hereto (the “JLCo Distributees”).
WHEREAS, the REIT, the Partnership, and the Contributor are parties to a Tax Protection Agreement, dated as of October 19, 2012 (the “Original TPA”), in connection with the contribution by Contributor to the Partnership of its limited liability company interest in Landmark Grand at Galleria, LLC, a Delaware limited liability company (“Galleria LLC”), in exchange for common partnership units of limited partnership interest in the Partnership (“OP Units”);
WHEREAS, the Contributor has previously distributed the OP Units to ELRH, as its sole member, and ELRH thereafter distributed the OP Units to its two members, ENA and JLCo and JLCo thereafter distributed the OP Units it received to the JLCo Distributees, so that Contributor, ELRH, ENA, JLCo and the JLCo Distributees are “Protected Partners” (as defined in the Original TPA) pursuant to the Original TPA;
WHEREAS, Galleria LLC has entered into a Purchase and Sale Agreement and Joint Escrow Instructions, dated January 28, 2015 (the “PSA”), pursuant to which Galleria LLC would dispose of substantially all of its assets, including the residential community known as “Magnolia Glen” (the “Magnolia Glen Transaction”) either in a taxable sale or, at Galleria LLC’s election, as part of a 1031 like-kind exchange;
WHEREAS, if the Magnolia Glen Transaction is consummated as a taxable sale, the Partnership would become liable for certain payments (the “Tax Protection Payments”) to the Protected Partners under the Original TPA with respect to gain incurred by any of them as a result of the Magnolia Glen Transaction;
WHEREAS, the REIT and the Partnership have requested that Contributor, ELRH, ENA, JLCo and the JLCo Distributees waive their entitlement to receive the Tax Protection Payments in connection with a taxable Magnolia Glen Transaction in order to maximize the net proceeds available to the REIT and the Partnership with which to partially redeem shares of the REIT’s 8.75% Series D Cumulative Non-Convertible Preferred Stock and 9.25% Series E Cumulative Non-Convertible Preferred Stock; and
WHEREAS, the Contributor, ELRH, ENA, JLCo and the JLCo Distributees are willing to waive any entitlement to receive the Tax Protection Payments in connection with the Magnolia Glen Transaction and to agree to the termination of the Original TPA on the terms and conditions set forth herein; and
WHEREAS, capitalized terms used herein that are not otherwise defined herein shall have the meanings given to such terms in the Original TPA.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:
1.Amendment, Waiver, and Termination of Original TPA. Subject to the full and timely satisfaction of all of the conditions and obligations of the REIT and Partnership, in each case as set forth herein, the Parties hereby agree that, upon the closing of the Magnolia Glen transaction as a taxable transaction under the PSA, the Original TPA shall automatically terminate and be of no further effect so that none of the Contributor, ELRH, ENA, JLCo, the JLCo Distributees or any of their respective successors, assigns, or Indirect Owners shall be entitled to receive (and each of the Contributor, ELRH, ENA, JLCo and the JLCo Distributees hereby waives any entitlement or right to receive) any Tax Protection Payment pursuant to Article 3 or any other provision of the Original TPA as a result of the closing of the Magnolia Glen Transaction as a taxable transaction under the PSA.
2.    Replacement Tax Protection Agreement. Concurrently with the execution and delivery of this Agreement, each of the REIT, the Partnership, ENA, JLCo and the JLCo Distributees has executed and delivered the tax protection agreement in the form attached as Exhibit A hereto (the “Replacement TPA”), which shall automatically become effective concurrently with the termination of the Original TPA in accordance with Section 1.
3.    Satisfaction of ELRH II Note. Concurrently with the closing of the Magnolia Glen Transaction under the PSA, the Partnership shall pay to Elco Landmark Residential Holdings II LLC (“ELRH II”), which is an affiliate of ENA and JLCo, in immediately available funds, all principal and accrued interest due and owing under that certain Subordinated Promissory Note dated March 14, 2013, with an original principal balance of $10,000,000.00 and an unpaid principal balance as of the date hereof of $5,000,000.00, as such note has heretofore been modified (as so modified, the “ELRH II Note”), in exchange for delivery by ELRH II of the original ELRH II Note.
4.    Notice of Sale of Tax Protected Properties. The Partnership shall provide notice to each of ENA and JLCo within 10 business days after entering into an agreement (but not less than 5 business days prior to the scheduled closing under any such agreement) to sell any property that was, directly or indirectly, contributed to the Partnership by ENA or JLCo, or an entity in which either of them, directly or indirectly, hold or held interests.
5.    No Further Amendment. The Original TPA shall remain in full force and effect until it terminates in accordance with the provisions of Section 1 of this Agreement. Nothing in this Agreement shall constitute a termination, amendment or grant of waiver under any other agreement among the REIT or the Partnership, on the one part, and by ENA or JLCo (or any of their respective successors, assigns, or Indirect Owners, or any entity in which any of them, directly or indirectly, hold or held interests), on the other part, including without limitation, any other Tax Protection Agreement or agreement similar in form and substance to the Original TPA.
6.    Application of Net Proceeds. The REIT and the Partnership shall apply substantially all of the net proceeds of a taxable Magnolia Glen Transaction (in an amount currently estimated to be at least $19.5 million) to the partial redemption of the REIT’s issued and outstanding shares of 8.75% Series D Cumulative Non-Convertible Preferred Stock or 9.25% Series E Cumulative Non-Convertible Preferred Stock promptly following the closing of the Magnolia Glen Transaction.
7.    Representations and Warranties

(a)    The REIT and the Partnership hereby represent to each of the Contributor, ELRH, ENA, and JLCo as follows:
(i)    Each of the REIT and the Partnership has the requisite corporate or partnership (as the case may be) power and authority to enter into this Agreement and to perform its respective obligations hereunder.
(ii)    The execution and delivery of this Agreement and the Replacement TPA by each of the REIT and the Partnership and the performance of each of its respective obligations hereunder and thereunder have been duly authorized by all necessary corporate or partnership (as the case may be) action on the part of each of the REIT and the Partnership.
(iii)    This Agreement and the Replacement TPA have been duly executed and delivered by each of the REIT and the Partnership and each constitutes a valid and binding obligation of each of the REIT and the Partnership, enforceable against each of the REIT and the Partnership in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy or insolvency laws (or other laws affecting creditors' rights generally) or (ii) general principles of equity.
(iv)    The execution and delivery of this Agreement and the Replacement TPA by each of the REIT and the Partnership do not, and the performance by each of its respective obligations hereunder and thereunder will not, conflict with, or result in any violation of any agreement applicable to the REIT or the Partnership, other than any such conflicts or violations that would not materially adversely affect the performance by the REIT and the Partnership of their obligations hereunder.
(b)    Each of the Contributor and ELRH represents and warrants to the REIT and the Partnership as follows:
(i)    Each of the Contributor and ELRH has the limited liability company power and authority to enter into this Agreement and to perform its respective obligations hereunder.
(ii)    The execution and delivery of this Agreement by each of the Contributor and ELRH and the performance of each of its respective obligations hereunder have been duly authorized by all necessary limited liability company action on the part of each of the Contributor and ELRH.
(iii)    This Agreement has been duly executed and delivered by each of the Contributor and ELRH and constitutes a valid and binding obligation of each of the Contributor and ELRH, enforceable against each of the Contributor and ELRH in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy or insolvency laws (or other laws affecting creditors' rights generally) or (ii) general principles of equity.
(iv)    The execution and delivery of this Agreement by each of the Contributor and ELRH do not, and the performance by each of its respective obligations hereunder will not, conflict with, or result in any violation of any agreement applicable to the Contributor or ELRH, other than any such conflicts or violations that would not materially adversely affect the performance by the Contributor and ELRH of their obligations hereunder.
(v)    All of the OP Units previously held by the Contributor and ELRH have been transferred to ENA and JLCo. The only member of the Contributor is ELRH and the only members of ELRH are ENA and JLCo.
(vi)    Except in connection with the transfer of OP Units referenced in clause (v) above, neither the Contributor nor ELRH have assigned any of their rights under the Original TPA to any person or entity.
(c)    ENA represents and warrants to the REIT and the Partnership as follows:
(i)    ENA has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.
(ii)    The execution and delivery of this Agreement by ENA and the performance of each of its obligations hereunder have been duly authorized by all necessary corporate action on the part of ENA.
(iii)    This Agreement has been duly executed and delivered by ENA and constitutes a valid and binding obligation of ENA, enforceable against ENA in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy or insolvency laws (or other laws affecting creditors' rights generally) or (ii) general principles of equity.
(iv)    The execution and delivery of this Agreement by ENA do not, and the performance by each of its respective obligations hereunder will not, conflict with, or result in any violation of any agreement applicable to the ENA, other than any such conflicts or violations that would not materially adversely affect the performance by ENA of its obligations hereunder.
(v)    ENA has not transferred to any other person or entity any of the OP Units that it received from the Contributor or ELRH in respect of the contribution of the interests in Galleria LLC to the Partnership. Except in connection with the transfer of OP Units referenced in clause (b)(v) above, neither Contributor nor ELRH assigned any of its rights under the Original TPA to ENA. ENA has not assigned any of its rights under the Original TPA to any other person.
(vi)    ELRH II is the sole holder of the ELRH II Note and has not assigned any of its rights thereunder to any other person or entity.
(d)    JLCo represents and warrants to the REIT and the Partnership as follows:
(i)    JLCO has the requisite limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder.
(ii)    The execution and delivery of this Agreement by JLCO and the performance of each of its obligations hereunder have been duly authorized by all necessary limited liability company action on the part of JLCO.

(iii)    This Agreement has been duly executed and delivered by JLCO and constitutes a valid and binding obligation of JLCO, enforceable against JLCO in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy or insolvency laws (or other laws affecting creditors' rights generally) or (ii) general principles of equity.
(iv)    The execution and delivery of this Agreement by JLCO do not, and the performance by each of its respective obligations hereunder will not, conflict with, or result in any violation of any agreement applicable to the JLCO, other than any such conflicts or violations that would not materially adversely affect the performance by JLCO of its obligations hereunder.
(v)    Except in connection with the transfer of OP Units referenced in clause (b)(v) above, neither Contributor nor ELRH assigned any of its rights under the Original TPA to JLCo.
(vi)    JLCo has not transferred to any other person or entity, other than the JLCo Distributees, any of the OP Units that JLCo received from the Contributor or ELRH in respect of the contribution of the interests in Galleria LLC to the Partnership. All of the OP Units transferred to JLCo by the Contributor and ELRH have been transferred by JLCo to the JLCo Distributees. Except in connection with such transfer of OP Units by JLCo to the JLCo Distributees, JLCo has not assigned any of its rights under the Original TPA to any other person.
(vii)    ELRH II is the sole holder of the ELRH II Note and has not assigned any of its rights thereunder to any other person or entity.
(e)    Each of the JLCo Distributees represents and warrants to the REIT and the Partnership as follows:
(i)    Such JLCo Distributee has the requisite limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder.
(ii)    The execution and delivery of this Agreement by such JLCo Distributee, and its performance of each of its obligations hereunder, have been duly authorized by all necessary action on the part of such JLCo Distributee.
(iii)    This Agreement has been duly executed and delivered by such JLCo Distributee and constitutes a valid and binding obligation of JLCO, enforceable against JLCO in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy or insolvency laws (or other laws affecting creditors' rights generally) or (ii) general principles of equity.
(iv)    The execution and delivery of this Agreement by such JLCo Distributee do not, and the performance by each of its respective obligations hereunder will not, conflict with, or result in any violation of any agreement applicable to such JLCO Distributee, other than any such conflicts or violations that would not materially adversely affect the performance by such JLCo Distributee of its obligations hereunder.
(v)    Such JLCo Distributee has not transferred to any other person or entity any of the OP Units that it received from JLCo in respect of the contribution of the interests in Galleria

LLC to the Partnership. Such JLCo Distributee has not assigned any of its rights under the Original TPA to any other person.
No breach by any party hereto of any representation or warranty under this Section 6 shall give rise to any right of action against any other party hereto.
8.    Termination. This Agreement will terminate upon the occurrence of any of the following:
(a)    The election of (i) the REIT or the Partnership following a material breach of any of the representations, warranties, covenants or obligations hereunder of Contributor, ELRH, ENA, JLCo or any of the JLCo Distributees, or (ii) Contributor, ELRH, ENA, JLCo or any of the JLCo Distributees following a material breach of any of the REIT’s or the Partnership’s representations, warranties, covenants or obligations hereunder, provided that any such election is made prior to the closing of the Magnolia Glen Transaction as a taxable transaction.
(b)    The closing of the Magnolia Glen Transaction as a taxable transaction under the PSA, and the performance by the REIT and the Partnership of their obligations under Section 3 of this Agreement, shall not have occurred by August 15, 2015 (without any further action required of any of the parties hereunder).
In the event this Agreement is terminated in accordance with the provisions of this Section 7, the Original TPA shall remain in full force and effect, and the rights and obligations of the parties hereunder shall terminate, provided however, that in the event of a termination pursuant to Section 7(b), the REIT and the Partnership shall promptly upon demand reimburse ENA and JLCo for their out-of-pocket expenses incurred in connection with this Agreement, including counsel fees.
9.    Miscellaneous
(a)    Additional Actions and Documents. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver, and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.
(b)    Assignment. No party hereto shall assign its rights or obligations under this Agreement, in whole or in part, except by operation of law, without the prior written consent of the other parties hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect.
(c)    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Contributor, ELRH, ENA, JLCo, the JLCo Distributees and their respective successors and permitted assigns, whether so expressed or not. This Agreement shall be binding upon the REIT, the Partnership, and any entity that is a direct or indirect successor, whether by merger, transfer, spin-off or otherwise, to all or substantially all of the assets of either the REIT or the Partnership (or any prior successor thereto as set forth in the preceding portion of this sentence.
(d)    Modification; Waiver. No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No modification or waiver of any provision of this Agreement, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(e)    Captions. The Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.
(f)    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:
(i)if to the Partnership or the REIT, to:
Landmark Apartment Trust, Inc.
4901 Dickens Road, Suite 101
Richmond, Virginia 23230
Fax: (804) 237-1345
Attn: Stanley J. Olander, Jr.
(ii)if to the Contributor, ELRH, ENA, JLCo, or any of the JLCo Distributees, to the address on file with the Partnership and in all events to:
Goulston & Storrs PC
885 Third Avenue, 18th Floor
New York, New York 10022
Fax: (212) 878-5527

Attn: Yaacov M. Gross
Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

(g)    Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed by facsimile signature or in portable document format (PDF).
(h)    Governing Law. The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of New York, without regard to the choice of law provisions thereof.
(i)    Consent to Jurisdiction; Enforceability.
(i)    This Agreement and the duties and obligations of the parties hereunder shall be enforceable against any of the parties in the courts of New York, New York. For such purpose, each party hereto and the Protected Partners hereby irrevocably submits to the nonexclusive jurisdiction of such courts and agrees that all claims in respect of this Agreement may be heard and determined in any of such courts.
(ii)    Each party hereto hereby irrevocably agrees that a final judgment of any of the courts specified above in any action or proceeding relating to this Agreement shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(j)    Severability. If any part of any provision of this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.
(k)    Entire Agreement. This Agreement and the documents and instruments delivered and to be delivered hereunder constitute the entire agreement of the parties and their respective affiliates and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.
(l)    Joint and Several Obligations. The obligations of the REIT and the Partnership hereunder are joint and several.
(m)    Enforcement. The REIT and the Partnership acknowledge that the other parties hereto would be irreparably harmed if the REIT and the Partnership did not perform the provisions of Section 6 of this Agreement in accordance with their specific terms and that any breach of such provisions could not be adequately compensated in all cases by monetary damages alone. Accordingly, the REIT and the Partnership agree that, in addition to any other right or remedy to the other parties may be entitled to at law or in equity, such parties shall be entitled to enforce the provisions of Section 6 by a decree of specific performance and to obtain temporary, preliminary and permanent injunctive relief to prevent any breaches or threatened breaches thereof, in each case without posting any bond or giving any other undertaking.
(n)    Costs of Disputes. Except as otherwise expressly set forth in this Agreement, the non-prevailing party in any dispute arising hereunder shall bear and pay the costs and expenses (including, without threshold, reasonable attorneys' fees and expenses) incurred by the prevailing party or parties in connection with resolving such dispute.

(o)    Other. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment, Waiver, and Termination of Tax Protection Agreement to be executed by their respective officers, general partners, members, managers, or authorized signatories, each thereunto duly authorized, as of the date first written above.

LANDMARK APARTMENT TRUST, INC.

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

LANDMARK APARTMENT TRUST HOLDINGS, LP

By: Landmark Apartment Trust, Inc., a Maryland corporation, its General Partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

ELCO LANDMARK AT BIRMINGHAM MANAGEMENT, LLC

By: Elco Landmark Residential Holdings LLC, a Delaware limited liability company, its sole member

By: JLCo, LLC, a Florida limited liability company, its manager

By: /s/ Joseph G. Lubeck
Name:
Title:

ELCO LANDMARK RESIDENTIAL HOLDINGS LLC

By: JLCo, LLC, a Florida limited liability company, its manager

By: /s/ Joseph G. Lubeck
Name:
Title:

Signature Page of Amendment, Waiver, and Termination of Tax Protection Agreement
(ENA and JLCo)

ELCO NORTH AMERICA INC.

By: /s/ Eli Vessely
Name:
Title:

By: /s/ Steven Ettinger
Name: Steven Ettinger
Title: Board Member

JLCO, LLC

By: /s/ Joseph G. Lubeck
Name:
Title:

JLCO DISTRIBUTEES

Joseph G. Lubeck

By: /s/ Joseph G. Lubeck

Joseph G. Lubeck and Pamela Lubeck, as tenants by the entirety

By: /s/ Joseph G. Lubeck
By: /s/ Pamela Lubeck

Daniel Lubeck

By: /s/ Daniel Lubeck

Marlu Associates, Ltd.

By: /s/ Joseph G. Lubeck
Name:
Title:

Signature Page of Amendment, Waiver, and Termination of Tax Protection Agreement
(ENA and JLCo)

Florida Value Fund, LLLP

By: /s/ Gil Hermon
Name: Gil Hermon
Title: Managing Partner

Florida Value Fund II, LLLP

By: /s/ Gil Hermon
Name: Gil Hermon
Title: Managing Partner

Florida Apartment Investment, LLC

By: /s/ Michael Berardi
Name: Michael Berardi
Title: President

Michael Landa

By: /s/ Michael Landa

Sid Levy

By: /s/ Sid Levy

Sid and Sandra Levy, as tenants by the entirety

By: /s/ Sid Levy
By: /s/ Sandra Levy

Signature Page of Amendment, Waiver, and Termination of Tax Protection Agreement
(ENA and JLCo)

EXHIBIT A

REPLACEMENT TAX PROTECTION AGREEMENT

[See Attached]

EXHIBIT B

JLCo Distributees

Joseph Lubeck
Joseph Lubeck and Pamela Lubeck, as tenants by the entirety
Daniel Lubeck
Marlu Associates, Ltd.
Florida Value Fund, LLLP
Florida Value Fund II, LLLP
FloridaApartment Investment, LLC
Michael Landa
Sid Levy
Sid Levy and Sandra Levy, as tenants by the entirety